Exhibit 32
Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of Title 18, United Stated Code), each of the undersigned officers of FNB Bancorp, a California corporation (the “Company”). Does hereby certify that:

1.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-K fairly presents, in all material aspects, The financial condition and results of operations of the Company.

Dated: March 26, 2010	/s/ Thomas C. McGraw
Thomas C. McGraw
Chief Executive Officer

Dated: March 26, 2010	/s/ David A. Curtis
Senior Vice President
and Chief Financial Officer

A signed original of this statement required by Section 906 has been provided to FNB Bancorp and will be retained by FNB Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.